Exhibit 99.1

News Release

PartnerRe Ltd. President and CEO Costas Miranthis Appointed to the Company’s Board of Directors

PEMBROKE, Bermuda, February 9, 2011 – PartnerRe Ltd. (NYSE, Euronext: PRE) announced today that President and Chief Executive Officer Costas Miranthis, has been appointed to fill a vacancy on its Board of Directors, effective February 7 , 2011. The vacancy was created by the resignation of Patrick Thiele upon his retirement from the Company.

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2010, total revenues were $5.9 billion, and at December 31, 2010, total assets were $23.4 billion, total capital was $8.0 billion and total shareholders’ equity was $7.2 billion.

PartnerRe on the Internet: www.partnerre.com

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Briana Kelly
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com